Exhibit 4.1
AMENDMENT NO. 1 TO REGISTRATION RIGHTS AND STOCKHOLDERS' AGREEMENT

This Amendment No. 1 to Registration Rights and Stockholders’ Agreement (this “Amendment”) is entered into as of April 1, 2021 by and between CARROLS RESTAURANT GROUP, INC., a Delaware corporation (the “Company”), and CAMBRIDGE FRANCHISE HOLDINGS, LLC, a Delaware limited liability company (the “Investor”).

WHEREAS, the Company and the Investor are parties to the Registration Rights and Stockholders' Agreement (the "Registration Rights and Stockholders' Agreement") entered into as of April 30, 2019;

WHEREAS, the Company and the Investor desire to amend the Registration Rights and Stockholders' Agreement in accordance with the terms hereof; and

WHEREAS, capitalized terms not otherwise defined herein shall have the meanings set forth in the Registration Rights and Stockholders' Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.    Amendment. Section 14(d) of the Registration Rights and Stockholders' Agreement is hereby amended and restated in its entirety as follows:
"(d) Each Investor Director, in his or her capacity as a director, shall be afforded the same rights and privileges as other members of the Board, including, without limitation, with respect to indemnification, insurance, notice, information, the reimbursement of expenses, and equity grants or any other grants made by the Company to non-employee members of the Board from time to time pursuant the Company’s 2016 Stock Incentive Plan, as amended, or any other equity incentive plan of the Company then in effect. For the avoidance of doubt, nothing in this Section 14(d) is intended to limit such Investor Director’s rights or privileges."
2.    Agreement Otherwise Unchanged. Except as expressly provided herein, the Registration Rights and Stockholders' Agreement shall remain unchanged and in full force and effect. Each reference to “this Agreement” or "the Registration Rights and Stockholders' Agreement" and words of similar import in the Registration Rights and Stockholders' Agreement and in the agreements and other documents contemplated by the Registration Rights and Stockholders' Agreement shall be a reference to the Registration Rights and Stockholders' Agreement, as amended hereby, and as the same may be further amended, restated, supplemented and otherwise modified and in effect from time to time.
3.    Governing Law; Submission to Jurisdiction. This Amendment shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof. Each of the

Parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware or any federal court within the District of Delaware in the event any dispute arises out of this Amendment or the transactions contemplated by this Amendment, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Amendment or the transactions contemplated by this Amendment in any court other than the Court of Chancery of the State of Delaware or any federal court within the District of Delaware, (d) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action in the Court of Chancery of the State of Delaware or such Federal court. Each Party agrees that (i) this Amendment involves at least $100,000.00 and (ii) this Amendment has been entered into by the Parties in express reliance upon 6 Del. C. § 2708. Each Party agrees that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Any judgment from any such court described above may, however, be enforced by any Party in any other court in any other jurisdiction.
4.    Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 4.
5.    Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.
[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.
CARROLS RESTAURANT GROUP, INC.

By:	/s/ Daniel T. Accordino
Name:	Daniel T. Accordino
Title:	Chairman and CEO

CAMBRIDGE FRANCHISE HOLDINGS, LLC

By:	/s/ Matthew Perelman
Name:	Matthew Perelman
Title:	Authorized Person

[Amendment No. 1 to Registration Rights and Stockholders' Agreement Signature Page]